Exhibit 99.1

Novatel Wireless Completes $14.75 Million Sale of Hardware Module Product Lines to Telit Wireless Solutions, Inc.

Asset Sale Helps Streamline Operations and Accelerate Corporate Focus on SaaS & Services

SAN DIEGO, April 11, 2016 (GLOBE NEWSWIRE) -- Novatel Wireless, Inc. (Nasdaq:MIFI) (the “Company”), a leading provider of solutions for the Internet of Things (IoT), including software-as-a-service (SaaS), today announced it has completed the sale of certain of its hardware modules and related assets to Telit Wireless Solutions, Inc. (“Telit”), for an upfront purchase price of $11 million in cash, approximately $3.75 million in additional cash payment for inventory within 90 days, and subsequent earn-out amounts that may be paid following the closing of the transaction if certain conditions are met. In connection with the sale, Novatel Wireless granted Telit a license to develop, manufacture and sell certain of the Company’s cellular modules, including subsequent versions currently in development. Novatel Wireless and Telit also entered into a manufacturing and supply agreement whereby Novatel Wireless has agreed to purchase modules from Telit following the closing of the transaction that will be incorporated in certain Novatel Wireless hardware products going forward.

“The disposition of these modules assets accelerates our Company’s transformation from a hardware-centric manufacturer to a true provider of IoT SaaS and Solutions,” said Sue Swenson, Chief Executive Officer of Novatel Wireless. “We believe partnering with Telit and leveraging its broad modules portfolio will provide added flexibility and operational savings as Novatel Wireless expands its global SaaS & Services offerings.”

Asset Sale to Micronet Enertec Technologies

Novatel Wireless also terminated its previously announced asset purchase agreement with Micronet Enertec Technologies, Inc., (NASDAQ:MICT), which related to the sale of the Company’s telematics hardware business to Micronet. The Company remains interested in divesting its telematics hardware business to a third party, and the termination of the agreement with Micronet, among other things, permits the Company to solicit interest in an asset divestiture transaction from additional third parties, which may include Micronet.
“We will continue to explore opportunities to engage in a transaction for our telematics hardware business as we reposition Novatel Wireless as a full solutions provider, with comprehensive offerings consisting of SaaS and services in combination with underlying hardware,” said Sue Swenson, Chief Executive Officer of Novatel Wireless.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the anticipated or expected benefits from the sale. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. Specific risks and uncertainties that could affect the forward-looking statements set forth in this press release include: the challenges and costs of restructuring the Company’s remaining business activities, and achieving any anticipated benefits from the proposed transaction; the distraction of management or other diversion of valuable resources within each company caused by the proposed transaction; and factors generally affecting the business, operations, and financial condition of the Company, including the information contained in Novatel Wireless’ Annual Report on Form 10-K for the year ended December 31, 2015, subsequent Quarterly Reports on Form 10-Q, and other reports and filings with the SEC.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, the Company will file documents with the SEC, including a Current Report on Form 8-K relating to the proposed transaction. Investors and security holders are urged to read these documents when they become available because they will contain important information about the Company and the proposed transaction. Investors and security holders may obtain free copies of these documents and other related documents filed with the SEC at the SEC’s web site at http://www.sec.gov or by directing a request to Novatel Wireless, Inc., 9645 Scranton Road, Suite 205, San Diego, California 92121, Attention: Stockholder Services.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. (Nasdaq:MIFI) is a leading global provider of solutions for the Internet of Things (IoT), including software-as-a-service (SaaS) solutions for the fleet telematics market. Our innovative products and solutions provide anywhere, anytime communications and analytics for consumers and businesses of all sizes, with approximately 158,000 subscribed fleet vehicles for Ctrack among the Company’s 520,000 global subscribers. Novatel Wireless, Inc. is headquartered in San Diego, California. www.novatelwireless.com. @MIFI (Twitter)

Media Contact:
Novatel Wireless
Anette Gaven
(619) 993-3058
agaven@nvtl.com

Investor Relations Contact:
Michael Sklansky
(858) 431-0792
msklansky@nvtl.com